UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

Starbucks Corporation

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On November 6, 2015, Starbucks Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A. and Citibank, N.A. as Co-Syndication Agents and L/C Issuers, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, U.S. Bank National Association and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Managers, and each of the other Lenders a party thereto.

The Credit Agreement provides for a $1,500,000,000 unsecured, revolving credit facility (of which $150,000,000 may be used for the issuances of letters of credit) and is scheduled to mature on November 6, 2020. Provided there is no default, the Company may, from time to time, request an increase from the lenders in the aggregate commitments by an amount not exceeding $750,000,000 for a total aggregate facility commitment not to exceed $2,250,000,000.

Borrowings under the Credit Agreement will bear interest at a variable interest rate based on LIBOR, and, for U.S. Dollar-denominated loans under certain circumstances, a Base Rate, in each case plus an applicable margin. The applicable margin is based on the better of (i) the Company’s long-term credit ratings assigned by Moody’s and Standard & Poor’s rating agencies, and (ii) the Company’s fixed charge coverage ratio, pursuant to a pricing grid set forth in the Credit Agreement. The current applicable margin is 0.565% for Eurocurrency Rate Loans and 0.00% for Base Rate Loans. During an event of default under the Credit Agreement, interest on the outstanding amount of the indebtedness under the Credit Agreement will bear interest at a rate per annum equal to 2% in excess of the interest then borne by such borrowings.

The Credit Agreement contains provisions requiring the Company to maintain compliance with certain covenants, including a minimum fixed charge coverage ratio of 2.50 to 1. The Credit Agreement also contains certain customary events of default, including non-payment of principal, interest or fees, violation of covenants, cross default to certain other indebtedness, invalidity of any loan document, material judgments, bankruptcy and insolvency events, and change of control, subject, in certain instances, to cure periods. Upon the occurrence of an event of default, the lenders may elect to declare amounts outstanding under the Credit Agreement immediately due and payable.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Credit Agreement, does not provide a complete description of the Credit Agreement, and is qualified in its entirety by the complete text of the Credit Agreement itself.

Item 1.02 Termination of a Material Definitive Agreement.

On November 6, 2015, in connection with the Company’s entry into the Credit Agreement discussed in Item 1.01, the Company terminated the Credit Agreement, dated February 5, 2013 (as amended) among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, N.A., and Citibank, N.A. as Co-Syndication Agents, Goldman Sachs Bank USA, JPMorgan Chase Bank, The Bank of Nova Scotia, U.S. Bank National Association and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Managers, and the other Lenders party thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K under the caption “Credit Agreement,” which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated November 6, 2015, among Starbucks Corporation, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders from time to time a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION

Dated: November 6, 2015

	By:	/s/ Scott Maw

Scott Maw
executive vice president, chief financial officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated November 6, 2015, among Starbucks Corporation, Bank of America, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders from time to time a party thereto.